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                                                                      Exhibit 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 30, 2001 accompanying the consolidated financial statements included on the Annual Report of FindWhat.com and Subsidiary on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of FindWhat.com on Form S-8 (File No. 333-46008, effective September 18, 2000).



GRANT THORNTON LLP
New York, New York
March 30, 2001